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Exhibit 23.2

Independent Auditors' Consent

The Board of Directors
Seacoast Financial Services Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the offering of shares of Common Stock pursuant to the 2003 Stock Incentive Plan of Seacoast Financial Services Corporation of our report dated January 21, 2003, except as to Note 10, which is as of March 6, 2003, with respect to the consolidated balance sheet of Seacoast Financial Services Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2002 which report appears in the December 31, 2002, annual report on Form 10-K of Seacoast Financial Services Corporation. Our report refers to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets."

/s/ KPMG LLP

Boston, Massachusetts
August 15, 2003

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Independent Auditors' Consent